Exhibit 99.1

Boston Omaha Corporation Announces Bradford Briner’s Resignation from Boston Omaha’s Board of Directors Following His Election as Treasurer of the State of North Carolina

Omaha, Nebraska (Business Wire)      December 26, 2024

Boston Omaha Corporation (NYSE: BOC) (the “Company”) announced today that Bradford B. Briner will resign from the Company’s Board of Directors, effective December 31, 2024 as he assumes the position of Treasurer of the State of North Carolina effective January 1, 2025. Mr. Briner was elected by the citizens of North Carolina to the position of Treasurer in the November 2024 general election.

Adam K. Peterson, the Company’s President and Chief Executive Officer, noted that “Brad has been an invaluable member of our Board of Directors. His business sense, foresight, intelligence and analytical skills have earned him the respect of our Board and officers and employees. We are excited for the people of North Carolina who will benefit from having Brad as the Treasurer of North Carolina and we wish him the very best in his future endeavors.”

Mr. Briner observed that “I am excited by this new role serving the people of North Carolina. Leaving the Board of Boston Omaha is difficult as I have greatly enjoyed working with Adam, the Boston Omaha management team and with my fellow Board members. I will miss this interaction. I am excited by Boston Omaha’s future and look forward to continuing as a long-term stockholder of Boston Omaha.”

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with four majority owned businesses engaged in outdoor advertising, broadband telecommunications services, surety insurance and asset management.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of this press release on Form 8-K, including, our expectations regarding future growth and general business and market conditions, all of which may affect the Company’s long-term performance; and any statements or assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, such expectations or any of the forward-looking statements may prove to be incorrect and actual results could differ materially from those projected or assumed in the forward-looking statements. Important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Boston Omaha Corporation

Josh Weisenburger, 402-210-2633

contact@bostonomaha.com